EXHIBIT 99.3
Contact:	Lorraine D. Miller, CFA
Senior Vice President
Finance and External Communications
404.378.0491

FOR IMMEDIATE RELEASE

WESTPOINT STEVENS 2004 FORM 10-K WILL NOT BE TIMELY FILED

WEST POINT, GEORGIA (March 16, 2005) -- WestPoint Stevens (OTCBB:  WSPTQ) (www.westpointstevens.com) announced today that as a result of its recently announced agreement to sell substantially all of its assets to an investor group, it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 by the March 16, 2005 due date.   Because of the proposed transaction, the basis upon which WestPoint Stevens' financial statements are required to be prepared is subject to change.  Furthermore, management is in the process of evaluating its accounting for deferred tax liabilities.  Because of the amount of work involved in connection with these circumstances, the Company will not complete the preparation of its financial statements, or the financial statement-based text, required to be included in its Form 10-K prior to the due date or the expiration of the 15-day extension thereof that would otherwise be available pursuant to Rule 12b-25 under the Securities Exchange Act of 1934 and there can be no assurance that it will ultimately do so.  WestPoint Stevens is currently a debtor-in-possession under the Bankruptcy Code and files monthly operating reports with the U.S. Bankruptcy Court for the Southern District of New York.  The Company also submits copies of these reports as exhibits to Forms 8-K that it files with the Securities and Exchange Commission.

Based upon discussions with representatives of its debtor-in-possession lenders, the Company anticipates that it will receive from such lenders a waiver concerning its financial reporting requirements.

WestPoint Stevens Inc. is the nation's premier home fashions consumer products company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including CHARISMA, RALPH LAUREN HOME, DISNEY HOME and GLYNDA TURLEY.  WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of March 16, 2005.  WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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507 West Tenth Street - Post Office Box 71 - West Point, Georgia 31833
www.westpointstevens.com